As filed with the Securities and Exchange Commission on December 1, 2004
Registration No. 33-20333

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 3
TO

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

T. ROWE PRICE GROUP, INC.

(Exact name of registrant as specified in its charter)

Maryland (State or other jurisdiction of Incorporation or organization)	52-2264646 (I.R.S. Employer Identification No.)

100 East Pratt Street
Baltimore, Maryland (Address of principal executive offices)	21202 (Zip Code)

T. ROWE PRICE GROUP, INC. 1996 STOCK INCENTIVE PLAN
(Full title of plan)

(Name, address and telephone
number of agent for service)	(Copy to:)
George A. Roche
Chairman of the Board and President T. Rowe Price Group, Inc. 100 East Pratt Street Baltimore, Maryland 21202 (410) 345-2000	Robert W. Smith, Jr., Esquire Piper Rudnick LLP 6225 Smith Avenue Baltimore, Maryland 21209-3600 (410) 580-3000

EXPLANATORY NOTES

     The Registrant is filing this Post-Effective Amendment No. 3 to deregister certain securities originally registered pursuant to the Registration Statement on Form S-8 filed on January 24, 1997 (file no. 33-20333) with respect to shares of the Registrant’s Common Stock, par value $.20 per share (the “Common Stock”), thereby registered for offer or sale pursuant to the Registrant’s 1996 Stock Incentive Plan (the “1996 Plan”).

     The Registrant has since adopted two new stock incentive plans, the T. Rowe Price Group, Inc. 2001 Stock Incentive Plan (the “2001 Plan”) and the T. Rowe Price Group, Inc. 2004 Stock Incentive Plan (the “2004 Plan”). The 1996 Plan was terminated effective as of April 5, 2001. Since that date to the date of this filing, awards with respect to 1,383,910 shares under the 1996 Plan were forfeited, expired or were canceled under the terms of the 1996 Plan (the “Carried Forward Shares”).

     Contemporaneously with the filing of this Post-Effective Amendment No. 3, the Registrant is filing Registration Statements on Form S-8 to register the Carried Forward Shares for offer or sale pursuant to the 2001 Plan or the 2004 Plan, as applicable. In accordance with the principles set forth in Interpretation 89 under Section G of the Manual of Publicly Available Telephone Interpretations of the Division of Corporation Finance of the Securities and Exchange Commission (July 1997) and Instruction E to the General Instructions to Form S-8, this Post-Effective Amendment No. 3 is hereby filed to reallocate the Carried Forward Shares from the 1996 Plan to the 2001 Plan or the 2004 Plan.

     This Post-Effective Amendment to the Registration Statement shall become effective upon filing with the Securities and Exchange Commission pursuant to Rule 464 under the Securities Act of 1933.

SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, T. Rowe Price Group, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing this Post-Effective Amendment No. 3 to the Registration Statement on Form S-8 and has duly caused this Post-Effective Amendment No. 3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Baltimore, State of Maryland, on this 1st day of December, 2004.

T. ROWE PRICE GROUP, INC.
By:	/s/ Barbara A. Van Horn
Barbara A. Van Horn, as Attorney-in-Fact for
George A. Roche Chairman of the Board and President

     Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 3 has been signed below by the following persons in the capacities and on the date indicated.

Signature	Title	Date
* George A. Roche	George A. Roche Chairman of the Board and President (Principal Executive Officer)
* Kenneth V. Moreland	Kenneth V. Moreland Chief Financial Officer (Principal Financial Officer)
* Joseph P. Croteau	Joseph P. Croteau Treasurer (Principal Accounting Officer)
* By: /s/ Barbara A. Van Horn, Barbara A. Van Horn	As Attorney-in-Fact	December 1, 2004

A majority of the Board of Directors:

Edward C. Bernard, James T. Brady, J. Alfred Broaddus, Jr., D. William J. Garrett, Donald B. Hebb, Jr., James A.C. Kennedy, James S. Riepe, George A. Roche, Brian C. Rogers, Dr. Alfred Sommer, Dwight S. Taylor, Anne Marie Whittemore

/s/ Barbara A. Van Horn Barbara A. Van Horn	As Attorney-in-Fact	December 1, 2004

EXHIBIT INDEX

EXHIBIT
NUMBER	DESCRIPTION
24	Power of Attorney (filed herewith).